SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2006

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway
Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 415-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

   Item 8.01 Other Events

On November 27, 2006, Limited Brands, Inc. (“Limited Brands”) and MOS Maple Acquisition Corp., an indirect wholly-owned subsidiary of Limited Brands (“Bidco”), mailed to the shareholders of La Senza Corporation (“La Senza”) an Offer to Purchase for Cash (“the Offer”) all of the outstanding subordinate voting shares (“SV Shares”) of La Senza at an offer price of CDN $48.25 per SV Share (the “Offering Circular”). The Offering Circular provides that, upon the terms and subject to the conditions set forth therein, the Offer will be open for acceptance until 10:00 p.m. (Toronto time) on January 12, 2007 unless the Offer is extended, accelerated or withdrawn by Bidco. The Offering Circular was mailed pursuant to the Support Agreement among Limited Brands, La Senza and Bidco dated November 15, 2006 previously filed on Form 8-K.

The Offer is subject to certain conditions, including the approval of the Canadian Competition Bureau, and the valid tender to Bidco under the Offer of at least 66 % of the issued and outstanding SV Shares on a fully-diluted basis.

A copy of the Offering Circular is attached hereto as Exhibit 1.01 and is incorporated herein by reference.

All forward-looking statements made by Limited Brands involve material risks and uncertainties and are subject to change based on various important factors which may be beyond Limited Brands’ control. Accordingly, the forward-looking statement relating to the completion of the Offer is subject to risks and uncertainties that could delay or prevent the completion of the Offer, including the risks and uncertainties outlined in the Offering Circular. The Company does not undertake to publicly update or revise forward-looking statements.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description

1.01	Offer to Purchase for Cash all of the Outstanding Subordinate Voting Shares of La Senza Corporation by MOS Acquisition Corp., an indirect wholly-owned subsidiary of Limited Brands, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc.

Date:	November 27, 2006	By:		/s/ Douglas L. Williams

			Name:	Douglas L. Williams
			Title:	Senior Vice President and
General Counsel